EXHIBIT 10.4
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                     THIRD AMENDMENT TO PURCHASE AGREEMENT
                     -------------------------------------

                (North Hills Mall; North Richland Hills, Texas)

      This Third Amendment To Purchase Agreement ("Third Amendment") is made and entered into as of the 11th day of August, 1999, by and among NORTH HILLS MALL ASSOCIATES, an Illinois general partnership ("Seller"), NORTH HILLS, LTD., a Texas limited partnership ("NHL"), and THE KEST CHILDREN'S TRUST (the "Kest Trust", NHL and the Kest Trust are hereinafter individually and collectively called "Buyer"), with reference to the following facts:

      A. Seller and Buyer entered into that certain "Purchase Agreement" (the "Original Agreement") dated as of the 22nd day of June, 1999 (the "Execution Date"), pursuant to which Seller agreed to sell, and Buyer agreed to buy, that certain real property located in the City of North Richland Hills, County of Tarrant, State of Texas, consisting primarily of a shopping center sometimes known as the "North Hills Mall" (the "Property"). The Original Agreement was subsequently amended by (i) that certain First Amendment To Purchase Agreement ("First Amendment") made and entered into as of the 29th day of June, 1999, and (ii) that certain
Second Amendment To Purchase Agreement ("Second Amendment") made and entered into as of the 30th day of July, 1999, both by and among Seller and Buyer. The Original Agreement as amended by the First Amendment and Second Amendment is hereinafter referred to as the "Agreement". The Agreement as amended by this Third Amendment is hereinafter referred to as the "Amended Agreement". Unless otherwise defined herein, capitalized terms have the meanings defined in the Agreement.

      B. The Kest Trust delivered to Seller a Termination Notice dated August 3, 1999 (the "Termination Notice"), purporting to terminate the Agreement.

      C. Seller and Buyer wish to ratify, confirm, reaffirm, reinstate, modify and amend the Agreement subject to and strictly in accordance with the terms of this Third Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby ratify, confirm, reaffirm, reinstate and amend the Agreement as follows:

      1. Recitals. The recitals set forth above are not merely recitals, but form an integral part of this Third Amendment.

      2. Recession. Buyer and Seller agree that the Termination Notice shall be deemed rescinded and of no force or effect. Accordingly, the parties agree that Escrow Holder and Seller shall treat the Termination Notice as if the same was never delivered.

      3. Deposited Funds & Closing Date. Concurrently herewith Buyer shall deposit with Escrow Holder FIVE HUNDRED THOUSAND DOLLARS ($500,000) (which funds are hereby deemed to be the Deposited Funds) in immediately available federal funds, which funds are NON-REFUNDABLE (subject only to satisfaction of the conditions set forth in subparagraphs 4.C, 4.E and 4.F of the Agreement). Provided that the Deposited Funds are delivered as set forth above, the Closing Date, as defined in Paragraph 5 of the Agreement, shall be extended to Tuesday, November 16, 1999, or such earlier date as may be agreed upon by Buyer and Seller. In connection with the foregoing,
(i) Buyer shall have no further right to extend the Closing Date pursuant to Paragraph 5 of the Agreement and (ii) the Deposited Funds may be immediately released to Seller in accordance with Paragraph 5 of the Agreement.



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      4.    Buyer Contingencies.  Buyer hereby approves and/or waives
satisfaction of all contingencies and conditions precedent to its obligation to purchase the Property except for satisfaction of the conditions set forth in subparagraphs 4.C, 4.E and 4.F of the Agreement. Buyer hereby expressly acknowledges that the Due Diligence Period has expired and Buyer (including, without limitation, the Kest Trust, Michael Kest as trustee) has no further right to terminate the Agreement pursuant to subparagraph 4.B of the Agreement or otherwise. In this connection, Buyer hereby acknowledges and agrees that Buyer shall be deemed to have delivered Buyer's Approval Notice to Seller prior to the expiration of the Due Diligence Period.

      5. Form of REA Estoppel Certificate; Estoppel Certificates. Exhibit "E-3" attached to the Agreement is hereby deleted and replaced in its entirety with the Exhibit "E-3" attached hereto. Notwithstanding anything to the contrary in the Agreement, (i) any estoppel certificate delivered in connection with the Agreement that is dated on or after August 1, 1999 shall, for the purposes of subparagraphs 4.E and 4.F of the Agreement, be deemed to have been dated and delivered less than 60 days prior to the Closing Date and (ii) the conditions set forth in subparagraphs 4.E and 4.F of the Agreement shall be deemed satisfied unless there exists a change to the form of any estoppel certificate delivered in connection with the Agreement which materially and adversely affects the current operations and use of the Property, and, in connection with any REA Estoppel, the condition set forth in subparagraph 4.F of the Agreement shall be deemed satisfied if such estoppel states, regardless of the form of such certificate, (a) that the REA is unmodified and in full force and effect (or, if there are modifications, that the same is in full force and effect as modified and stating the modifications), (b) the date to which any charges payable under the REA have been paid in advance, if any, and
(c) whether or not to the knowledge of the signer of such certificate any other party to the REA is in default in the performance of any covenant, agreement or condition contained in the REA, and if so, specifying each such default of which the signer may have knowledge.

      6. Loan Assumption; Obligations Absolute. Buyer desires to assume (whether or not consummated, the "Assumption"), at Buyer's sole cost and expense (it being understood that Buyer is hereby obligated to pay [directly or through Seller] all fees, costs and expenses associated with the potential Assumption), the existing loan (the "Loan") and the related financing documents encumbering and/or concerning the Property, and Seller is willing to reasonably cooperate therewith, without liability, cost, expense or other obligation, to the extent Seller deems, in its sole and absolute discretion, that such cooperation is reasonably necessary in attempting to consummate the Assumption. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN OR IN THE AGREEMENT, BUYER SHALL REIMBURSE SELLER IN IMMEDIATELY AVAILABLE FEDERAL FUNDS FOR ALL COSTS AND EXPENSES INCURRED BY SELLER IN CONNECTION WITH OR RELATING TO THE ASSUMPTION (REGARDLESS IF SUCH COSTS ARE INTERNALLY OR EXTERNALLY GENERATED) WITHIN TWO (2) BUSINESS DAYS OF WRITTEN DEMAND FOR REIMBURSEMENT FROM SELLER TO ROBERT S. MANNS, ESQ. (AS REPRESENTATIVE OF AND COUNSEL TO BUYER), WHICH DEMAND MAY BE MADE BY FACSIMILE TRANSMISSION TO (310) 271-9929. FAILURE OF BUYER TO REIMBURSE SELLER AS SET FORTH IN THIS PARAGRAPH 6 SHALL BE A MATERIAL BREACH OF THE AMENDED AGREEMENT, AND UPON THE ELECTION OF SELLER, THE DEPOSITED FUNDS SHALL BE DELIVERED TO (OR RETAINED BY) SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THE AMENDED AGREEMENT. Buyer's obligations and agreements set forth herein and in the Agreement, including, without limitation, Buyer's obligation to Purchase the Property and to pay all cost and expense associated with the Assumption, shall be absolute and shall not be affected if the Assumption does not in fact occur, is not approved or is not otherwise consummated or if the Assumption is rejected, at any time or in any fashion, by representatives of the holder of the Loan or representatives of such holder's loan servicer. In furtherance of the foregoing, Buyer and Seller acknowledge and agree that the neither the consummation of the Assumption nor Buyer's obtainment of other third party financing is a condition precedent to Buyer's obligation to purchase the Property.

      7. Time of the Essence. Buyer and Seller hereby reaffirm and agree that time shall be of the essence in the Amended Agreement.

      8. Ratification of Purchase Agreement. Buyer and Seller hereby agree that except as expressly provided herein, the provisions of the Agreement shall be, and remain, in full force and effect (such Agreement being hereby ratified and confirmed by the parties hereto, notwithstanding any prior termination thereof), and that if any provision of this Third Amendment conflicts with the Agreement, then the provisions of this Third Amendment shall prevail.

      9. Miscellaneous. This Third Amendment may be executed in counterparts and delivered by facsimile transmission.




                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment effective as of the date first set forth above.


                  BUYER:

                  NORTH HILLS, LTD.,
                  a Texas limited partnership

                  By:    BURK COLLINS & CO., INC.,
                         a Texas corporation,
                         its general partner


                         By:   _________________________

                         Name: _________________________

                         Title:_________________________


                         THE KEST CHILDREN'S TRUST


                         By:   _________________________
                               Michael Kest, Trustee


                         SELLER:

                         NORTH HILLS MALL ASSOCIATES,
                         an Illinois general partnership

                         By:   JMB Income Properties, Ltd.-X,
                               an Illinois limited partnership

                               By:   JMB Realty Corporation,
                                     a Delaware corporation,
                                     Its General Partner


                                     By:   _________________________

                                     Name: _________________________

                                     Title:_________________________

                                 Exhibit "E-3"

                       FORM OF REA ESTOPPEL CERTIFICATE

                           REA ESTOPPEL CERTIFICATE


______________ __, 1999


VIA OVERNIGHT DELIVERY               VIA TELECOPY (310) 201-8912

North Hills Mall Associates          Pircher, Nichols & Meeks
c/o JMB Realty Corporation           1999 Avenue of the Stars, 26th Floor
900 North Michigan Avenue            Los Angeles, CA  90067
Chicago, Illinois 60611              Attention: CSH (1-581)
Attention:  Ms. Julia Stibolt


Re:   North Hills Mall;
      North Richland Hills, Texas (the "Property")
      --------------------------------------------


Ladies and Gentlemen:

      The undersigned hereby certifies to you, your lender(s), any prospective purchaser of all of part of your interest in the Property (collectively, the "Relying Parties"), and each Relying Party's successors and assigns that, except as listed on Schedule "A" attached hereto and made a part hereof:

      1. That certain "OPERATING AGREEMENT" dated July 11, 1978, originally by and among Federated Stores Realty, Inc. (predecessor-in-interest to North Hills Mall Associates, an Illinois general partnership), Federated Department Stores, Inc. (predecessor-in-interest to Primary Properties Corporation, a Delaware corporation a/k/a Foley's), R. E. Cox & Company (predecessor-in-interest to The Dunlap Company-Texas, a Nevada corporation) and Berry Street Realty Company, and recorded in Volume 6526 at Page 745 of the Deed Records of Tarrant County, Texas, as amended by (i) that certain "Amendment to Operating Agreement" made as of the 9th day of February, 1979 and recorded in Volume 6687 at Page 687 of the Deed Records of Tarrant County, Texas, (ii) that certain "SECOND AMENDMENT TO OPERATING AGREEMENT" made and entered into as of the 19th day of December, 1984 and recorded in Volume 8051 at Page 402 and re-recorded and re-filed in Volume 8132 at Page 2036 of the Deed Records of Tarrant County, Texas, which, among other matters, added Mervyn's, a California corporation, as an additional party to the original Operating Agreement and (iii) that certain "THIRD AMENDMENT TO OPERATING AGREEMENT" made as of the September 13, 1994 and recorded in Volume 11802 at Page 781 of the Deed Records of Tarrant County, Texas (collectively and together with the related agreements identified on Exhibit "A" attached hereto, the "REA") constitute the only agreements or understandings between North Hills Mall Associates, an Illinois general partnership, and the undersigned with respect to the matters contained therein, and the REA has not been modified, changed, altered or amended in any respect, except as described in this Paragraph 1.

      2. The REA is in full force and effect and constitutes a legally valid instrument, binding and enforceable against the undersigned in accordance with its terms.

      3. To the best knowledge of the undersigned, no other party subject to the REA is in default in any manner in the performance of any of the terms, covenants, conditions or provisions of the REA.

      4. The undersigned has not made advance payment of any charges payable under the REA.

      The individual executing this certificate on behalf of the undersigned has been duly authorized to make the statements herein contained and to execute and deliver this certificate.

      The undersigned agrees that this letter shall inure to the benefit of and is being relied upon by the Relying Parties and each Relying Party's successors and assigns.


                               Very truly yours,

                               _________________________________,
                               a ________________________________


                               By:   __________________________
                               Name: __________________________
                               Title:__________________________

                                 SCHEDULE "A"

                    Exceptions to REA Estoppel Certificate

                                  EXHIBIT "A"


Supplemental Agreement to Operating Agreement dated December 19, 1984 by and between JMB Income Properties, Ltd.-X, The Dunlap Company and Berry Street Realty Company.

Supplemental Agreement to Operating Agreement dated December 19, 1984 by and between JMB Income Properties, Ltd.-X and Mervyn's.